SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date  of  Report  (Date  of  earliest  event  reported):  MAY  5,  2005


                            ORBIT INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)



         DELAWARE                      0-3936           11-1826363
(State  or  other  jurisdiction     (Commission       (IRS  Employer
    of  incorporation)               File  Number)   Identification  No.)

      80  CABOT  COURT
    HAUPPAUGE,  NEW  YORK                            11788
(Address  of  principal  executive  offices)     (Zip  Code)

Registrant's  telephone  number,  including  area  code:  631-435-8300


                       NOT APPLICABLE
                       --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written  communications  pursuant  to Rule 425 under the Securities Act
(17  CFR  230-425)

[  ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17  CFR  240.14a-12)

[  ]     Pre-commencement  communications  pursuant  to  Rule 14d-2(b) under the
Exchange  Act  (17CFR  240.14d-2(b))

[  ]     Pre-commencement  communications  pursuant  to  Rule 13e-4(c) under the
Exchange  Act  (17CFR  240.13e-4(c))

ITEM  2.02.  RESULTS  OF  OPERATIONS  AND  FINANCIAL  CONDITION.

     On May 5, 2005, Orbit International Corp. ("Orbit") issued a press release announcing its operating results for its first quarter ended March 31, 2005. The press release contains a non-GAAP disclosure-Earnings before interest, taxes, depreciation and amortization, and amortization of unearned compensation (EBITDA), that management feels provides useful information in understanding the impact of certain items to Orbit's financial statements. Orbit's press release is hereby furnished as follows:



ORBIT INTERNATIONAL CORP.




FOR  IMMEDIATE  RELEASE

CONTACT          or            Investor  Relations  Counsel
-------
Mitchell  Binder               Linda  Latman,  212-836-9609
Vice  President-Finance        Robert  Greenberg,  212-836-9611
631-435-8300                   The  Equity  Group  Inc.


             ORBIT INTERNATIONAL CORP. REPORTS FIRST QUARTER RESULTS
             -------------------------------------------------------

                 SALES INCREASE BY 20%; EARNINGS INCREASE BY 29%
                 -----------------------------------------------
                   RESULTS DO NOT INCLUDE NEW TULIP SUBSIDIARY
                   -------------------------------------------

      BACKLOG UP 56% FROM THE PRIOR YEAR INCLUSIVE OF NEW TULIP ACQUISITION
      ---------------------------------------------------------------------
                     REITERATES 2005 GUIDANCE WITHOUT CHANGE
                     ---------------------------------------

Hauppauge, New York, May 5, 2005-Orbit International Corp. (NASDAQ:ORBT), a supplier of military and defense electronics, today announced results for the first quarter ended March 31, 2005.

The results for the first quarter do not include the operations of Orbit's recent acquisition, Tulip Development Laboratory, Inc and its manufacturing affiliate, TDL Manufacturing, Inc. ("Tulip") that was completed on April 4, 2005.

FIRST  QUARTER  2005  VS.  FIRST  QUARTER  2004
-----------------------------------------------
-     Net  sales  increased  20%  to  $5,403,000  from  $4,498,000;
-     Gross  margin  was  43.8%  compared  to  44.6%;
- Earnings before interest, taxes, depreciation and amortization, and amortization of unearned compensation (EBITDA) increased by 35% to $692,000 ($.22 per diluted share) compared to $512,000
      ($.16  per  diluted share);
- Net income increased by 29% to $629,000, or $.20 per diluted share, compared to $489,000, or $.16 per diluted share.

During the quarter, selling, general and administrative expenses increased by $230,000 from the prior year, of which $140,000 was for compliance costs associated with the internal controls and procedures requirements of the Sarbanes-Oxley Act of 2002. The Company expects lower compliance costs for the remaining quarters of 2005.

Backlog at March 31, 2005, inclusive of Tulip's $4.5 million, increased by 56% to approximately $15.2 million compared to $9.7 million a year ago principally due to the timing of the receipt of several large contracts. Excluding Tulip, backlog increased by approximately 10% from the prior year.

                                     (more)

                   Orbit International News Release     Page 2
May  5,  2005


The Company's balance sheet remains strong. At March 31, 2005, total current assets were $14.2 million versus total current liabilities of $2.7 million for a
5.2  to  1  current  ratio.

In addition, the Company reaffirmed its guidance for the 2005 year as stated in its press release of April 5, 2005.

Dennis Sunshine, President and Chief Executive Officer, commented, "Exclusive of our compliance costs related to Sarbanes-Oxley, our net income would have increased by 57% from the prior year as we continue to attain significant operating leverage from our increase in sales. These excellent operating results were principally due to significantly higher sales from our Power Units Segment."

Sunshine continued, "The results for the quarter do not include the operations of Tulip which was acquired in April 2005. With the consolidation of their results for the remainder of 2005 and with the increased backlogs from our core businesses, we are confident that operating results for 2005 will be extremely strong."

CONFERENCE  CALL
----------------
The Company will hold a conference call for investors today, May 5, 2005, at 11:00 a.m. (EDT). Interested parties may participate in the call by dialing 706-679-0886; please call in 10 minutes before the conference call is scheduled to begin and ask for the Orbit International conference call. After opening remarks, there will be a question and answer period. The conference call will also be broadcast live over the Internet. To listen to the live call, please go to www.orbitintl.com and click on the Investor Relations section. Please go to the website at least 15 minutes early to register, and download and install any necessary audio software. If you are unable to listen live, the conference call will be archived and can be accessed for approximately 90 days at Orbit's website.

Orbit International Corp. is involved in the manufacture of customized electronic components and subsystems for military and nonmilitary government applications through its production facilities in Hauppauge, New York and Quakertown, Pennsylvania. Its Behlman Electronics, Inc. subsidiary manufactures and sells high quality commercial power units, AC power sources, frequency converters, uninterruptible power supplies and associated analytical equipment. The Behlman military division designs, manufactures and sells power units and electronic products for measurement and display. For a more detailed discussion of the risks inherent in the Company's business, the reader is referred to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.

This  press  release  contains forward-looking statements, within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding lower compliance costs for the remainder of 2005, reaffirmation of guidance for 2005, and operating results for 2005 will be extremely strong. These forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual future results of the Company to be materially different from such forward looking statements. Factors that might result in such differences include, without limitation, current economic conditions and military conflicts, variable market conditions, changing needs of the defense sector and the Company's customers, integration of the new Tulip acquisition and the guidance concerning the application of the COSO framework for smaller companies. The forward-looking statements contained in this press release speak only as of the date hereof. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

                            (See Accompanying Tables)

Orbit  International  News  Release     Page  3
May  5,  2005
                            Orbit International Corp.
                        Consolidated Statements of Income
                      (in thousands, except per share data)
                                   (unaudited)

                                                  Three Months Ended
                                                       March 31,
                                                    2005     2004
                                              -----------  -------

Net sales. . . . . . . . . . . . . . . . . .  $    5,403   $4,498

Cost of sales. . . . . . . . . . . . . . . .       3,037    2,493
                                              -----------  -------

Gross profit . . . . . . . . . . . . . . . .       2,366    2,005

Selling, general and administrative expenses       1,769    1,539

Interest expense . . . . . . . . . . . . . .           1        1

Investment and other income. . . . . . . . .         (33)     (24)
                                              -----------  -------

Net income before provision for income taxes         629      489

Provision for income taxes . . . . . . . . .           -        -
                                              -----------  -------

Net income . . . . . . . . . . . . . . . . .  $      629   $  489
                                              ===========  =======

Basic earnings per share . . . . . . . . . .  $     0.22   $ 0.18

Diluted earnings per share . . . . . . . . .  $     0.20   $ 0.16

Weighted shares outstanding:

Basic. . . . . . . . . . . . . . . . . . . .       2,803    2,766

Diluted. . . . . . . . . . . . . . . . . . .       3,193    3,109


EBITDA Reconciliation
Net income . . . . . . . . . . . . . . . . .  $      629   $  489
Interest expense . . . . . . . . . . . . . .           1        1
Depreciation and amortization. . . . . . . .          18       20
Amortization of unearned compensation. . . .          44        2
                                              -----------  -------
EBITDA . . . . . . . . . . . . . . . . . . .  $      692   $  512
                                              ===========  =======


Orbit  International  News  Release     Page  4
May  5,  2005
                            Orbit International Corp.
                           Consolidated Balance Sheets




                                                            March 31, 2005    December 31, 2004
                                                            ----------------  -------------------
ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . .       (unaudited)            (audited)
Current assets
 Cash and cash equivalents . . . . . . . . . . . . . . . .  $     2,096,000   $        1,112,000
 Investments in marketable securities. . . . . . . . . . .          159,000              158,000
 Accounts receivable, less allowance for doubtful accounts        3,215,000            2,472,000
 Inventories . . . . . . . . . . . . . . . . . . . . . . .        8,042,000            8,265,000
 Other current assets. . . . . . . . . . . . . . . . . . .          128,000              147,000
 Deferred tax asset. . . . . . . . . . . . . . . . . . . .          564,000              564,000
                                                            ----------------  -------------------

   Total current assets. . . . . . . . . . . . . . . . . .       14,204,000           12,718,000
                                                            ----------------  -------------------

Property and equipment, net. . . . . . . . . . . . . . . .          214,000              198,000
Excess of costs over the fair value of assets acquired . .          868,000              868,000
Other assets . . . . . . . . . . . . . . . . . . . . . . .        1,147,000            1,058,000
Deferred tax asset . . . . . . . . . . . . . . . . . . . .          211,000              200,000
                                                            ----------------  -------------------

 Total assets. . . . . . . . . . . . . . . . . . . . . . .       16,644,000           15,042,000
                                                            ================  ===================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
 Current portion of long term obligations. . . . . . . . .           10,000               13,000
 Accounts payable. . . . . . . . . . . . . . . . . . . . .        1,110,000              712,000
 Accrued expenses. . . . . . . . . . . . . . . . . . . . .          863,000              976,000
 Customer advances . . . . . . . . . . . . . . . . . . . .          653,000                    -
 Deferred income . . . . . . . . . . . . . . . . . . . . .           85,000               85,000
                                                            ----------------  -------------------

   Total current liabilities . . . . . . . . . . . . . . .        2,721,000            1,786,000
                                                            ----------------  -------------------

Deferred income. . . . . . . . . . . . . . . . . . . . . .          577,000              598,000
Long-term obligations. . . . . . . . . . . . . . . . . . .           17,000               20,000
                                                            ----------------  -------------------

   Total liabilities . . . . . . . . . . . . . . . . . . .        3,315,000            2,404,000

Stockholders' Equity
 Common stock. . . . . . . . . . . . . . . . . . . . . . .          307,000              307,000
 Additional paid-in capital. . . . . . . . . . . . . . . .       16,682,000           16,657,000
 Unearned compensation . . . . . . . . . . . . . . . . . .       (1,472,000)          (1,516,000)
 Accumulated other comprehensive loss. . . . . . . . . . .           (4,000)              (3,000)
 Accumulated deficit . . . . . . . . . . . . . . . . . . .       (2,184,000)          (2,807,000)
                                                            ----------------  -------------------

   Stockholders' equity. . . . . . . . . . . . . . . . . .       13,329,000           12,638,000
                                                            ----------------  -------------------

   Total liabilities and stockholders' equity. . . . . . .  $    16,644,000   $       15,042,000
                                                            ================  ===================



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:     May  6,  2005


                              Orbit  International  Corp.


                                By:  /s/  Dennis  Sunshine
                                     ---------------------
                                Dennis  Sunshine
                                Chief  Executive  Officer  and  President